Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Atlantic Tele-Network, Inc.
May 21, 2012		Justin D. Benincasa
Chief Financial Officer
978-619-1300

Atlantic Tele-Network, Inc. Amends Credit Facility

Beverly, MA (May 21, 2012) —Atlantic Tele-Network, Inc. (NASDAQ: ATNI), announced today that it has amended and restated its existing $375 million senior secured credit facility, which consists of a $125 million and a $150 million term loan and a $100 million revolving credit facility.  The amendments to the credit facility extended the final maturities of the $125 million term loan and the revolving credit facility to June 30, 2017 and the $150 million term loan to June 30, 2019. The amendments also reduced the applicable interest rate margins on borrowings under the Company’s $125 million term loan and revolver loan by 75 basis points and by 25 basis points on borrowings under its $150 term loan.  CoBank, ACB acted as Administrative Agent and Lead Arranger, along with Fifth Third Bank, as Joint Lead Arranger in the transaction.

Justin D. Benincasa, Chief Financial Officer of the Company, said, “This amended credit facility reflects the Company’s strong operating performance and further adds to the strength of our balance sheet by extending our debt maturities, improving pricing and enhancing our financial flexibility.”

The Company expects to use the proceeds from the credit facility for working capital expenses, capital expenditures, and other corporate purposes. The Company currently has approximately $10.6 million in borrowings under its revolving credit facility.

About Atlantic Tele-Network

Atlantic Tele-Network, Inc. (NASDAQ:ATNI), headquartered in Beverly, Massachusetts, provides telecommunications services to rural, niche and other under-served markets and geographies in the United States, Bermuda and the Caribbean. Through our operating subsidiaries, we provide both wireless and wireline connectivity to residential and business customers, including a range of mobile wireless solutions, local exchange services and broadband internet services and we also own and operate terrestrial and submarine fiber optic transport systems. For more information, please visit www.atni.com.

Cautionary Language Concerning Forward Looking Statements

This press release contains forward-looking statements relating to, among other matters, our future financial performance and results of operations; the competitive environment in our key markets, demand for our services and industry trends; the outcome of regulatory matters; our continued access to the credit and capital markets; the pace of our network expansion and improvement, including our level of estimated future capital expenditures and our realization of the benefits of these investments; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results.  Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1)  the general performance of our operations, including operating margins, wholesale revenues, and the future retention and turnover of our subscriber base; (2) our ability to maintain favorable roaming arrangements; (3) increased competition; (4) economic, political and other risks facing our foreign operations; (5) the loss of certain FCC and other licenses, USF funds or other regulatory changes affecting our businesses; (6) rapid and significant technological changes in the telecommunications industry; (7) any loss of any key members of management; (8) our reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to our network infrastructure and retail wireless business; (9) the adequacy and expansion capabilities of our network capacity and customer service system to support our customer growth; (10) the occurrence of severe weather and natural catastrophes; (11) our continued access to capital and credit markets; and (12) our ability to realize the value that we believe exists in our businesses. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 10, 2012. The Company undertakes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements.

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